                                                                   Exhibit 3(i)


                           ARTICLES OF INCORPORATION

                                       OF

                           SOFTSENSE OF GEORGIA, INC.


                                       I.

    The name of the Corporation is Softsense of Georgia, Inc.

                                      II.

    The authorized capital of the Corporation shall consist of 15,000,000 shares of capital stock which shall be represented by the following securities:

    A. 10,000,000 shares of no par value common stock designated as Common Stock and having the following attributes:

          (1) On all matters as to which the stockholders of the Corporation are entitled to vote, and except as otherwise provided in these Articles of Incorporation or by law, each share of Common Stock shall have one vote and shall vote with all other shares of Common Stock as a single class.

          (2) Except as specifically provided for otherwise in these Articles of Incorporation, the Common Stock and Class A Common Stock shall rank pari passu and shall possess equal rights and privileges on a share for share basis, including any rights to liquidating or other distributions.

    B. 5,000,000 shares of no par value common stock designated as Class A Common Stock and having the following attributes:

         (1) On all matters as to which holders of shares of Common Stock are entitled to vote, and except as otherwise provided in these Articles of Incorporation or by law, holders of Class A Common Stock shall have no right to vote.

          (2) The shares of Class A Common Stock shall be convertible into the Corporation's Common Stock automatically, and without any further action on the part of either the Corporation or the stockholders, at the rate of one share of Common Stock for each share of Class A Common Stock on the earlier to occur of (i) the closing time of an initial public offering by the Corporation (as defined herein) or (ii) the closing time of a change in control of the Corporation (as defined herein). The Corporation shall promptly notify the holders of Class A Common Stock of any such conversion.

          As used herein, the phrase "closing time of an initial public offering by the Corporation" shall mean the closing time and date of the receipt by the Corporation of

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    not less than $8,000,000 in cash proceeds from a public offering of securities registered by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

          As used herein, the phrase "closing time of a change in control of the Corporation" shall mean the closing time and date of: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of common stock of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation, or (iii) the liquidation of the Corporation. Notwithstanding the foregoing, a change of control of the Corporation shall not be deemed to have occurred for purposes of this Article II(B)(2) in the event the Corporation reincorporates into another jurisdiction or in the event of any acquisition of Common Stock of the Corporation by any one or more of the following shareholders of the
    Corporation: Erez Goren, Thomas J. Barrella, Alon Goren or Lawrence D.
    Parker.

                                      III.

    The street address of the initial registered office of the Corporation is Suite 1800, East Tower, Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, located in Fulton County. The initial registered agent of the Corporation at such office is Richard G. Greenstein.

                                      IV.

    The mailing address of the initial principal office of the Corporation is 1155 Hammond Drive, Suite E-5200, Atlanta, Georgia 30328.

                                      V.

    The name and address of the Incorporator of the Corporation are:

          NAME                              ADDRESS
          ----                              -------

          Robert T. Molinet           Suite 1800, East Tower
                                      Atlanta Financial Center
                                      3343 Peachtree Road, N.E.
                                      Atlanta, Georgia 30326


                                      VI.

    No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director
(i) for any appropriation, in violation of his duties, of any

                                       2
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business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                     VII.

    In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

    IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on March 31, 1995.


                                         /s/ Robert T. Molinet
                                         ---------------------------
                                         Robert T. Molinet
                                         Incorporator


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                             ARTICLES OF AMENDMENT

                                       OF

                           SOFTSENSE OF GEORGIA, INC.


                                       I.

    The name of the Corporation is Softsense of Georgia, Inc.

                                      II.

    The Articles of Incorporation of the Corporation shall be amended by deleting Article II thereof in its entirety and substituting the following in lieu of Article II:

                                      "II.

    The authorized capital of the Corporation shall consist of 30,000,000 shares of capital stock which shall be represented by the following securities:

    A. 20,000,000 shares of no par value common stock designated as Common Stock and having the following attributes:

          (1) On all matters as to which the stockholders of the Corporation are entitled to vote, and except as otherwise provided in these Articles of Incorporation or by law, each share of Common Stock shall have one vote and shall vote with all other shares of Common Stock as a single class.

          (2) Except as specifically provided for otherwise in these Articles of Incorporation, the Common Stock and Class A Common Stock shall rank pari passu and shall possess equal rights and privileges on a share for share basis, including any rights to liquidating or other distributions.

    B. 10,000,000 shares of no par value common stock designated as Class A Common Stock and having the following attributes:

         (1) On all matters as to which holders of shares of Common Stock are entitled to vote, and except as otherwise provided in these Articles of Incorporation or by law, holders of Class A Common Stock shall have no right to vote.

          (2) The shares of Class A Common Stock shall be convertible into the Corporation's Common Stock automatically, and without any further action on the part of either the Corporation or the stockholders, at the rate of one share of Common Stock for each share of Class A Common Stock on the earlier to occur of (i) the closing time of an initial public offering by the Corporation (as defined herein) or (ii) the closing time of a change in control of the Corporation (as defined herein). The Corporation shall promptly notify the holders of Class A Common Stock of any such conversion.

          As used herein, the phrase "closing time of an initial public offering by the Corporation" shall mean the closing time and date of the receipt by the Corporation of not less than $8,000,000 in cash proceeds from a public offering of securities registered by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

          As used herein, the phrase "closing time of a change in control of the Corporation" shall mean the closing time and date of: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of common stock of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation, or (iii) the liquidation of the Corporation. Notwithstanding the foregoing, a change of control of the Corporation shall not be deemed to have occurred for purposes of this Article II(B)(2) in the event the Corporation reincorporates into another jurisdiction or in the event of any acquisition of Common Stock of the Corporation by any one or more of the following persons: Erez Goren, Thomas J. Barrella, Alon Goren or Lawrence D. Parker."

                                      III.

    The amendment set forth in Article II of these Articles of Amendment was adopted on March 31, 1995.

                                      IV.

    The amendment set forth in Article II of these Articles of Amendment was adopted by the Board of Directors without shareholder action. Because the Corporation has no shareholders, shareholder action was not required.

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Erez Goren, President of the Corporation, on this 19th day of October, 1995.


                                              SOFTSENSE OF GEORGIA, INC.



                                              By: /s/ Erez Goren
                                                 ____________________________
                                                 Erez Goren, President

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                             ARTICLES OF AMENDMENT

                                       OF

                       SOFTSENSE COMPUTER PRODUCTS, INC.


                                       I.

       The name of the Corporation is Softsense Computer Products, Inc.

                                      II.

          The Articles of Incorporation of the Corporation shall be amended by deleting Article I thereof in its entirety and substituting the following in lieu of Article I:

                                      "I.

             The name of the Corporation is Radiant Systems, Inc."

                                      III.

The amendment set forth in Article II of these Articles of Amendment was adopted on October 25, 1996.

                                      IV.


          The amendment was adopted by action of the Corporation's Board of Directors and the Corporation's Shareholders in accordance with Section 14-2-1003 of the Georgia Business Corporation Code.

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its President, on this 25th day of October, 1996.

                                              SOFTSENSE COMPUTER  PRODUCTS,
                                              INC.


                                              By: /s/ Erez Goren
                                                 ----------------------------
                                                 Erez Goren, President

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